Page 11 of 11 Pages

Transaction Schedule
From 01-29-98 to 02-23-98

                                      Exec.
Date        Acct    Trans        Qty    Symbol     Price
--------  ----  -----     -------  ------     ---------
02-20-98    baf    buy    15,800    afm    58.0000
02-20-98    bcm    sell    2,050    afm    57.8750
02-20-98    baf    buy   246,000  afm.swap -------